
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the consolidated balance sheet as of 3/31/97 and the related consolidated statement of earnings, cash flows and notes to consolidated financial statements for the quarter ended 3/31/97 and is qualified in its entirety by reference to such finacial statements and notes.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               MAR-31-1997
<CASH>                                           2,233
<SECURITIES>                                         0
<RECEIVABLES>                                  250,234
<ALLOWANCES>                                     6,644
<INVENTORY>                                    147,722
<CURRENT-ASSETS>                               424,375
<PP&E>                                         114,148
<DEPRECIATION>                                  41,780
<TOTAL-ASSETS>                                 790,118
<CURRENT-LIABILITIES>                          224,202
<BONDS>                                        387,451
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        250
<COMMON>                                         3,769
<OTHER-SE>                                     135,190
<TOTAL-LIABILITY-AND-EQUITY>                   790,118
<SALES>                                        200,693<F1>
<TOTAL-REVENUES>                               261,817
<CGS>                                          169,640<F1>
<TOTAL-COSTS>                                  226,054
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                   236<F2><F3>
<INTEREST-EXPENSE>                               9,201
<INCOME-PRETAX>                                  3,629
<INCOME-TAX>                                       726
<INCOME-CONTINUING>                              2,903
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     2,372<F4>
<EPS-PRIMARY>                                      .13
<EPS-DILUTED>                                      .13

<F1>Seen Note 3 of Notes to Consolidated Financial Statements
<F2>The provision for doubtful accounts and notes is included with Selling,
General and Administrative Expenses in the Consolidated Statement of
Earnings.
<F3>It also appears in the Consolidated Statement of Cash Flows under the title "Provision for losses on accounts receivables".
<F4>Net of Preferred Dividends.

